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Exhibit 4.4

CONSENT OF LARRY SMITH
TO BEING NAMED AS A QUALIFIED PERSON

July 28, 2008

        I hereby consent to being named and identified as a "qualified person" in connection with the mineral reserve and mineral resource estimates for the Cerro Casale, Chile project listed in the Sections Kinross Mineral Reserves and Mineral Resources, and Cerro Casale, Chile in the Annual Information Form for the year ended December 31, 2007 (the "AIF") and the same Sections in the annual report on Form 40-F of Kinross Gold Corporation (the "Corporation").

        I also hereby consent to the incorporation by reference of the information contained in the AIF and annual report on Form 40-F into the Registration Statement on Form F-8 dated the date hereof relating to the registration of common shares and warrants to acquire common shares of the Corporation.

Sincerely,

/s/ LARRY SMITH

Larry Smith, P. Geo

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  Exhibit 4.4
CONSENT OF LARRY SMITH TO BEING NAMED AS A QUALIFIED PERSON